                                                                   EXHIBIT 10.13

                                    SUBLEASE

         SUBLEASE made as of April 7, 1992 between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, c/o Treasurer's Office, 238 Main Street, Cambridge, MA 02142 ("Sublandlord") and Transkaryotic Therapies, Inc., 195 Albany Street, Cambridge, MA 02139 ("Subtenant").

                                     RECITAL

         (i) Sublandlord is the tenant under a lease agreement with the Trustee under the will of Harry S. Stimpson as landlord ("Prime Landlord") for the land and building at 185 Albany Street, Cambridge, MA (the "Prime Lease"). Subtenant acknowledges receipt from Sublandlord of a copy of the Prime Lease.

         (ii) Sublandlord and Subtenant have agreed that Sublandlord will sublet to Subtenant a portion of said premises.

NOW THEREFORE, for consideration paid, the parties agree as follows:

         1. GRANTING CLAUSE: Sublandlord, which expression shall include its successors, and assigns where the context so admits, does hereby lease to Subtenant, which expression shall include its successors and assigns where the context so admits, and the Subtenant hereby leases the following described premises:

         7123 square feet of space on the second floor of the building at 185 Albany Street, Cambridge, MA as shown on a drawing dated 16 January, 1992 by Rojas Vogt (the "Plan"), a copy of which is annexed to this agreement.

together with the right to use in common, with others entitled thereto, the hallways and stairways necessary for access to said subleased premises, and lavatories nearest thereto.

         2. TERM: The term of this sublease shall commence on the last to occur of substantial completion of the leasehold improvements described in paragraph 7 or May 1, 1992 and shall end on December 31, 1993.

         3. BASE RENT: Subtenant shall pay to Sublandlord as base rent for the term the sum of:

         (a)      $182,580; and

         (b) an amount equal to the product of 1.0966 and the amount expended by Sublandlord to construct leasehold improvements under paragraph 7, but not more than $25,000.

Base rent shall be payable in advance in equal monthly installments on the first day of each month, prorated for any partial month at the beginning or end of the term.

         4. RENT ADJUSTMENT: The Subtenant shall pay to the Sublandlord as additional rent 15% per cent of any increase in real estate taxes levied against the land and building, of which the subleased premises are a part, over those incurred or levied during the municipal fiscal year ending June 30, 1992. Additional rent under this paragraph shall be pro-rated for any partial fiscal year during the term. Subtenant shall pay to Sublandlord on each day that payments of base rent are due hereunder, an amount equal to one-twelfth of the amount which Sublandlord reasonably estimates to be the total amount of Subtenant's obligation under this paragraph for that year, such estimate to be predicated on the previous year's taxes. If the total amount paid hereunder with respect to any year exceeds the amount due under this paragraph for such year, such excess shall be credited by Sublandlord against the monthly installments on account of taxes next falling due, if any, or if no further payments on account of taxes will become due during the remainder of the term of this sublease, Sublandlord shall promptly refund the amount of such excess to Subtenant upon the expiration or termination of this sublease (unless such termination is the result of a default by Subtenant, in which case such amount shall be set off against amounts due Sublandlord from Subtenant). If the aggregate amount of installments paid by Subtenant on account of taxes with respect to any year is less than Subtenant's pro-rata share thereof for such year, Sublandlord shall give written notice thereof to Subtenant, and Subtenant shall pay to Sublandlord the amount of such deficiency, as additional rent, within ten (10) days of receipt of such notice. Upon request by Subtenant, Sublandlord shall promptly furnish to Subtenant a copy of the real estate tax bill for the entire premises, but Subtenant's obligation to make payments on account of taxes shall not be conditioned upon receipt by Subtenant of this bill.

         5. UTILITIES: Sublandlord shall provide pay for all Subtenant's utilities, water and sewer use charges, except that Subtenant shall provide and pay for its own cleaning services and rubbish disposal. Sublandlord agrees to furnish reasonable heat and air conditioning to the subleased premises, the hallways, stairways and lavatories during normal business hours on regular business days, all subject to interruption due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, to failure of Prime Landlord to fulfill its obligations under the Prime Lease, or to any cause beyond the Sublandlord's control.

         6. USE OF SUBLEASED PREMISES: The Subtenant shall use the subleased premises only for office, research laboratory and related purposes permitted by federal, state and local laws and ordinances.

COMPLIANCE WITH LAWS, HAZARDOUS MATERIALS: The Subtenant acknowledges that no trade or occupation shall be conducted in the subleased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the subleased premises

                                        2
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are situated.

         Without limiting the foregoing, Subtenant agrees not to use, generate, treat, store, or dispose of "oil" or "hazardous materials", as defined in M.G.L.
c. 21E, on the Subleased Premises or anywhere in the building or on the land on which the building is located without prior written notification to Sublandlord (which notification shall identify the materials which Subtenant proposes to use), and in all events in full and complete accordance with all Legal Requirements applicable thereto. Subtenant shall indemnify, defend (with counsel reasonably satisfactory to Sublandlord) and hold Sublandlord harmless from and against all claims, liabilities, losses, damages, costs and expenses arising from such use, generation, treatment, storage, or disposal by Subtenant or by anyone claiming under Subtenant, which indemnity shall survive the termination or expiration of this Sublease.

         7. SUBLANDLORD'S LEASEHOLD IMPROVEMENTS: Sublandlord will renovate the subleased premises as shown on the Plan, including constructing an opening between Subtenant's existing space and the subleased premises, constructing a new men's room and a new women's room and all demolition and new partition work to subdivide the subleased premises from the remainder of the second floor of the building. Sublandlord agrees to commence the work promptly and use reasonable efforts to complete the leasehold improvements by May 1, 1992. Sublandlord and Subtenant each appoint the following named person as its representative, with full authority to act on its behalf in connection with the construction of said leasehold improvements:

         Sublandlord's Representative:  Philip A. Trussell

         Tenant's Representative:  Karen A. Hamlin

         8. PARKING: Sublandlord shall provide twenty (20) parking spaces for automobiles in the parking lot on the adjacent premises known as 195 Albany Street. Subtenant shall pay to Sublandlord as additional rent the payments due from Sublandlord to Prime Landlord for real estate taxes, betterments and maintenance expenses attributable to the parking lot under sections 3.4.2, 3.5.2 and 3.9(b) of the Prime Lease.

         9. FIRE INSURANCE: The Subtenant shall not permit any use of the subleased premises which will make voidable any insurance on the property of which the subleased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The Subtenant shall on demand reimburse the Sublandlord, and all other tenants, all extra insurance premiums caused by the Subtenant's use of the premises.

         10. MAINTENANCE: The Subtenant agrees to maintain the subleased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this sublease, reasonable wear and tear, damage by fire and other casualty

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only excepted, and whenever necessary, to replace plate glass and other glass therein. The Subtenant shall not permit the subleased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. Subtenant shall obtain written consent of Sublandlord before erecting any sign on the premises. Occupancy by Subtenant shall be deemed acknowledgement that the subleased premises are in good and satisfactory condition.

         11. ALTERATIONS-ADDITIONS: The Subtenant shall not make Structural alterations or additions to the subleased premises, but may make non-structural alterations provided the Sublandlord consents thereto in writing. All such allowed alterations shall be at Subtenant's expense and shall be in quality at least equal to the present construction. Subtenant shall not permit any mechanics liens, or similar liens to remain upon the subleased premises for labor and material furnished to Subtenant or claimed to have been furnished to Subtenant in connection with work of any character performed or claimed to have been performed at the direction of Subtenant and shall cause any such lien to be released of record forthwith without cost to Sublandlord. Any alterations or improvements made by the Subtenant shall become the property of the Sublandlord at the termination of occupancy as provided herein.

         12. ASSIGNMENT-SUBLEASING: The Subtenant shall not assign or sublet the whole or any part of the subleased premises.

         13. SUBLANDLORD'S ACCESS: The Sublandlord or agents of the Sublandlord may, at reasonable times, enter to view the subleased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as Sublandlord should elect to do and may show the subleased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the subleased premises a notice for letting or selling the subleased premises or property of which the subleased premises are a part and keep the same so affixed without hindrance or molestation.

         14. INDEMNIFICATION AND LIABILITY: To the maximum extent that this agreement may be made effective according to law, Subtenant agrees that it will protect and indemnify Sublandlord and save Sublandlord harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon or incurred by or asserted against Sublandlord by reason of (a) any accident, injury to or death of persons or damage to or loss of property, by theft or otherwise, occurring on or about the subleased premises or any part thereof, arising out of the negligence or willful misconduct of Subtenant or Subtenant's agents, employees or invitees, or (b) any failure on the part of Subtenant to perform, fulfill or observe any of Subtenant's representations, warranties or agreements set forth in this sublease. In case any action, suit or proceeding is brought against Sublandlord by reason of any such occurrence, Subtenant, upon Sublandlord's request, shall at Subtenant's expense, cause such action, suit or proceeding to be resisted and defended by counsel designated by Sublandlord.

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         15. INCORPORATION OF PRIME LEASE: Except as otherwise expressly provided herein, all of the terms, covenants and conditions of the Prime Lease are incorporated herein by reference and made a part hereof with the same force and effect as if set forth in their entirety, provided that the terms and conditions hereof shall be controlling whenever the terms and conditions of the Prime Lease is contradictory to or inconsistent with terms and conditions hereof, and provided further that references in the Prime Lease to "Landlord" and "Tenant" shall be deemed to refer to "Sublandlord" and "Subtenant", respectively, that references therein to "this lease" shall be deemed to refer to "this sublease" and that references therein to the "leased premises" or "Premises" shall be deemed to refer to the subleased premises. Notwithstanding the foregoing incorporation by reference of the terms, covenants and conditions of the Prime Lease, (a) Section 7.4 of the Prime Lease shall not operate to give Subtenant any interest in a taking award (but Subtenant shall have the right to petition the taking authority for a separate award on account of its trade fixtures and moving expenses, provided that such award does not diminish the amount of Sublandlord's award); (b) except as set forth herein, Subtenant shall not have the Option to Extend granted by Section 2.3 of the Prime Lease; (c) Subtenant shall have no interest in the Right of First Refusal granted by
Section 2.4 of the Prime Lease; and (d) Subtenant shall not be required to perform any restoration or repair pursuant to Article VII of the Prime Lease in the event of a casualty or taking. Subtenant represents that it has read and is familiar with the terms of the Prime Lease.

         Subtenant and Sublandlord each covenants and agrees faithfully to observe and perform all of the terms, covenants and conditions of the Prime Lease on the part of Tenant and Prime Landlord, respectively, to be performed with respect to the portion of the "Premises" thereunder comprising the subleased premises, and neither to do nor cause to be done, nor suffer, nor permit any act or thing to be done which would or might cause the Prime Lease or the rights of Sublandlord thereunder to be canceled, terminated, forfeited or surrendered, or which would or might make Sublandlord liable for any damages, claims or penalties.

         Sublandlord shall not be required to give any consent required or permitted under the terms of this sublease with respect to any matter on which the Prime Lease requires the consent of Prime Landlord until it has first obtained the written consent of the Prime Landlord with respect to such matter. Sublandlord agrees to use reasonable efforts (not involving the payment of money) to obtain such consent of the Prime Landlord in a timely manner.

         Except as otherwise specifically provided herein or in the Prime Lease, Sublandlord shall not have any obligation to construct, maintain, alter, restore or repair the subleased premises, the building, or any parking area or other facility or improvement appurtenant thereto or to provide Subtenant with any service of any kind or description whatsoever, nor shall Sublandlord be responsible for the performance of Prime Landlord's obligations under the Prime Lease or be liable in damages or otherwise for any negligence of Prime Landlord or for any damage or injury suffered by Subtenant as a result of any act or failure to act by

Prime Landlord or any default by Prime Landlord in fulfilling its obligations under the Prime Lease. Sublandlord agrees to act promptly and use reasonable efforts (not involving the payment of money) to cause Prime Landlord to perform its obligations under the Prime Lease in a timely manner.

         If the Prime Lease is terminated pursuant to any provision of the Prime Lease or otherwise, (i) this sublease shall terminate simultaneously therewith and (ii) any unearned rent paid in advance shall be refunded to Subtenant unless such termination was the result of a breach by Subtenant of any term, covenant or condition of this sublease; provided, however, that if the Prime Lease terminates during the sublease term by reason of the purchase by Sublandlord of the Premises as described in the Prime Lease, this sublease shall remain in full force and effect. Sublandlord agrees not to voluntarily default on or terminate the Prime Lease; provided, however, that failure to extend the Prime Lease at the end of its initial term shall not be deemed a voluntary termination under this sentence.

         16. SUBTENANT'S LIABILITY INSURANCE: The Subtenant shall maintain with respect to the subleased premises and the property, of which the subleased premises are a part, comprehensive public liability insurance in the amount of $1,000,000 with property damage insurance in limits of $1,000,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the Sublandlord as well as Subtenant against injury to persons or damage to property as provided. The Subtenant shall deposit with the Sublandlord certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days' prior written notice to each assured named therein.

         17.      DEFAULT AND BANKRUPTCY:  In the event that:

         (a) the Subtenant shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for five (5) days after written notice thereof; or

         (b) the Subtenant shall default in the observance or performance of any other of the Subtenant's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof or, if such failure cannot be cured within such thirty (30) days, if Subtenant shall fail to commence to cure such failure within such thirty (30) days and promptly and diligently complete the curing of the same, and shall in any event complete the cure within 180 days or, if such default is also a default under the Prime Lease, shall fail to complete the curing of the same prior to the expiration of the grace period allowed thereunder; or

         (c) the Subtenant shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Subtenant's property for the benefit of creditors;

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then the Sublandlord shall have the right thereafter, while such default continues, to re-enter and take complete possession of the subleased premises, to declare the term of this sublease ended, and remove the Subtenant's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The Subtenant shall indemnify the Sublandlord against all loss of rent and other payments which the Sublandlord may incur by reason of such termination during the residue of the term. If the Subtenant shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on Subtenant's part to be observed or performed under or by virtue of any of the provisions in any article of this sublease, the Sublandlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Subtenant. If the Sublandlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred shall be paid to the Sublandlord by the Subtenant as additional rent.

         If a default occurs, Sublandlord may at its option immediately or at any time thereafter exercise any one or more of the remedies provided in the Prime Lease with respect to a default thereunder by Tenant.

         All sums not paid by Subtenant when due hereunder (regardless of whether or not the applicable grace period has expired shall bear interest at a rate equal to the lesser of (i) 1-1/2% per month or (ii) the highest rate permitted by law, which interest shall be payable to Sublandlord as additional rent hereunder immediately upon demand.

         18. NOTICE: Any notice from the Sublandlord to the Subtenant relating to the subleased premises or to the occupancy thereof, shall be deemed duly served, if left at the subleased premises addressed to the Subtenant, or if mailed to the address set forth in the preamble of this sublease, registered or certified mail, return receipt requested, postage prepaid, addressed to the Subtenant. Any notice from the Subtenant to the Sublandlord relating to the subleased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the Sublandlord by registered or certified mail, return receipt requested, postage prepaid, addressed to the Sublandlord at such address as the Sublandlord may from time to time advise in writing. All rent and notices shall be paid and sent to the Sublandlord at the address set forth in the preamble to this sublease.

         19. SURRENDER: The Subtenant shall at the expiration or other termination of this sublease remove all Subtenant's goods and effects from the subleased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Subtenant, either inside or outside the subleased premises). Subtenant shall deliver to the Sublandlord the subleased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the subleased premises, in the same condition as they were at the commencement of the term, or as they were put in during the term thereof, reasonable wear and tear and damage by fire or

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other casualty only excepted. In the event of the Subtenant's failure to remove any of Subtenant's property from the premises, Sublandlord is hereby authorized, without liability to Subtenant for loss or damage thereto, and at the sole risk of Subtenant, to remove and store any of the property at Subtenant's expense, or to retain same under Sublandlord's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

         20. OPTIONS TO EXTEND: Subtenant shall have the following options to extend this sublease by delivering a notice thereof to Sublandlord not later than four months prior to the expiration of the term or extension thereof:

         (a) from January 1, 1994 to February 28, 1997 on the same terms and conditions as set forth above, except that base rent due under paragraph 3 shall be $9725 per month, and Subtenant shall pay as additional rent (as well as the additional rent required to be paid above) 15% of any amount expended by Sublandlord for heat, electricity, water and sewer services to the building in excess of $132,000 for each calendar year during the term. Additional rent under this subparagraph shall be pro-rated for any partial year during the term. Subtenant shall pay to Sublandlord on each day that payments of base rent are due hereunder, an amount equal to one-twelfth of the amount which Sublandlord reasonably estimates to be the total amount of Subtenant's obligation under this subparagraph for that year (on the basis of the most current information concerning operating expenses). If the total amount paid hereunder with respect to any year exceeds the amount due under this subparagraph for such year, such excess shall be credited by Sublandlord against the monthly installments on account of operating next falling due, if any, or if no further payments on account of operating will become due during the remainder of the term of this sublease, Sublandlord shall promptly refund the amount of such excess to Subtenant upon the expiration or termination of this sublease (unless such termination is the result of a default by Subtenant, in which case such amount shall be set off against amounts due Sublandlord from Subtenant). If the aggregate amount of installments paid by Subtenant on account of operating expenses with respect to any year is less than Subtenant's pro-rata share thereof for such year, Sublandlord shall give written notice thereof to Subtenant, and Subtenant shall pay to Sublandlord the amount of such deficiency, as additional rent, within ten (10) days of receipt of such notice. Upon request by Subtenant, Sublandlord shall promptly furnish to Subtenant reasonably available information supporting the charge for operating expenses hereunder, but Subtenant's obligation to make payments on account of operating expenses shall not be conditioned upon receipt by Subtenant of this information; and

         (b) provided that Sublandlord shall have exercised its right to extend the Prime Lease under Section 2.3 thereof, from March 1, 1997 to February 28, 2002 on the same terms as set forth in subparagraph (a) above, except that $5935.83 of the base rent due each month under paragraph 3 (as modified by subparagraph (a)) shall be increased (but not deceased) by taking into account one half of the increase in the CPI-U most recently determined in November, 1996 ("CPI-96") over the CPI-U most recently determined in

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
November, 1993 ("CPI-93") so that monthly base rent shall be determined by the following formula:

                $3789.17 + $5935.83 x [1 + 1/2 (CPI-96 - CPI-93)]
                                                   CPI-93

As used herein CPI-U means the Consumer Price Index for All Urban Consumers (CPI-U), All Items, for the Boston metropolitan area, published by the United States Department of Labor, Bureau of Labor Statistics or any revision thereof or substitute therefor published by that Bureau, or, if there ceases to be any such publication, any other comparable index selected by Landlord. If the CPI-U is changed so that the base year differs from that in effect on the date hereof, the CPI-U shall be converted in accordance with the conversion factor published by the United States Department of labor, Bureau of Labor Statistics.

         21. BROKERS: Subtenant represents and warrants that it has had no dealings with any broker or agent in connection with this sublease and shall indemnify and hold harmless sublandlord for any brokerage commission as a result of the failure of this warranty; Sublandlord represents and warrants that it has had no dealings with any broker or agent and shall indemnify and hold harmless subtenant from any claims for any brokerage commission as a result of the failure of this warranty.

         22. NOTICE OF LEASE: Sublandlord agrees to execute and deliver to Subtenant a notice of this sublease containing the information required by Massachusetts General Laws chapter 183, section 4.

         Executed as a sealed instrument as of the date first above written.

                                        SUBLANDLORD:

                                        Massachusetts Institute of Technology

                                  By:    /s/ Philip A. Trussell
                                        ---------------------------------------
                                        Philip A. Trussell, Director of Real
                                        Estate

                                        SUBTENANT:
                                        Transkaryotic Therapies, Inc.

                                  By:   /s/ K. Michael Forrest
                                       ----------------------------------------
                                       K. Michael Forrest, President and CEO

                               NOTICE OF SUBLEASE

         In accordance with the provisions of Massachusetts General Laws, Chapter 183, Section 4, as amended, NOTICE is hereby given of the following described sublease:

PARTIES TO THE SUBLEASE:

         Sublessor:                 Massachusetts Institute of Technology
                                    Suite 200
                                    238 Main Street
                                    Cambridge, MA  02142

         Sublessee:                 Transkaryotic Therapies, Inc.
                                    195 Albany Street
                                    Cambridge, MA  02139

DATE OF EXECUTION OF THE LEASE:                   4/8, 1992
- ------------------------------
DESCRIPTION, IN THE FORM
CONTAINED IN SUCH SUBLEASE
OF THE PREMISES DEMISED:                    7123 square feet of space on the
                                            second floor of the building
                                            at 185 Albany Street, Cambridge,
                                            MA as shown on a drawing dated 16
                                            January, 1992 by Rojas Vogt, being
                                            part of the premises described on
                                            Exhibit A.

COMMENCEMENT DATE AND
TERM OF LEASE:                              The Term commences May 1,
- -------------                               1992 and expires
                                            February 28, 1997.

RIGHTS OF EXTENSION OR
RENEWAL:                                    One five year extension term.

         WITNESS the execution hereof, under seal by the parties to the sublease.

                                  SUBLESSOR:

                                  Massachusetts Institute of Technology

(Seal)                         By:       /s/ Philip A. Trussell
                                   --------------------------------------------
                                       Philip A. Trussell, its Director of Real
                                       Estate

                                  SUBLESSEE:

                                  Transkaryotic Therapies, Inc.

(Seal)                         By:       /s/ K. Michael Forrest
                                  ---------------------------------------------

                          COMMONWEALTH OF MASSACHUSETTS

                  , ss                                        4/8, 1992

Then personally appeared the above named K. Michael Forrest and acknowledged the foregoing to be the free act and deed of Transkaryotic Therapies, Inc., before me,

                                  /s/ Joan M. Ventola
                                  ---------------------------------------------
                                  Notary Public

                                  My commission expires:

                          COMMONWEALTH OF MASSACHUSETTS

                  , ss.                                          4/8, 1992

Then personally appeared the above named Philip A. Trussell, and acknowledged the foregoing to be the free act and deed of Massachusetts Institute of Technology, before me,

                                  /s/ Joan M. Ventola
                                  ---------------------------------------------
                                  Notary Public

                                  My commission expires:

                                    Exhibit A

A parcel of land with the buildings thereon in Cambridge, Middlesex County,
Massachusetts:

         That certain parcel of land known as and numbered 185-187 Albany Street, being Lot C on "Plan of Land in Cambridge, Mass. surveyed for Stimpson Investment Corp." dated October 22, 1947 by W.A. Mason & Son, Co., Surveyors, recorded with Middlesex South District Registry of Deeds as plan No. 1566 of 1947 at the end of Book 7206 and bounded:

         SOUTHEASTERLY              by said Albany Street by two courses
                                    one hundred and five and 29/100
                                    (105.29) feet; and five and 11/100
                                    (5.11) feet, respectively;

         SOUTHWESTERLY              by Lot B as shown on said plan by a line
                                    running through the middle of the common area shown on said plan, one hundred and five and 64/100 (105.64) feet;

         NORTHWESTERLY              by the same, seven and 02/100 (7.02) feet;

         SOUTHWESTERLY              by the same, by a line running through the
                                    middle of a 12" brick wall, which shall be and remain a common party wall, one hundred fifteen and 70/100 (115.70) feet;

         NORTHWESTERLY              by Purrington Street, by the southeasterly
                                    sideline thereof, one hundred ten and
                                    24/100 (110.24) feet; and

         NORTHEASTERLY              by land now or formerly of Edward S.
                                    Stimpson, et al Trustees two hundred
                                    twenty one and 28/100 (221.28) feet.

Containing according to said Plan 22,903 square feet.

         The above-described premises are subject to and have the benefit of the following rights and easements (in common with the Landlord and others):

         1. 25 foot wide right of way and platform rights on the northeasterly side of Lot C, as set forth in deed from Harry
                  F. Stimpson to Stimpson Investment Corporation dated January 12, 1925 recorded with said Deeds in Book 4806, Page 506.

         2. Lot A is subject to and with the benefit of the right to use, in common with the owners and occupants of Lot B, the common way forty-five (45) feet wide for all purposes for which private ways may be used in said Cambridge, as set forth in a deed from Stimpson Investment Corporation to Edward S. Stimpson, et al dated October 4, 1948 recorded with said Deeds in Book 7370, Page 304.

         3. The right of Lot B to use the common area shown on said plan and the platform therein for the purpose of loading and unloading vehicles and for ingress and egress to and from Lot B and the right of Lot B to use for all purposes of ingress and egress the stairway situated in the building upon Lot C and adjacent to said common area leading from the second floor to the basement; all as set forth in said deed recorded in Book 7370, Page 304.

The subject premises are subject to the following:

         1. Deed of spur track rights on Purrington Street as set forth in a Deed from Harry F. Stimpson to Stimpson Terminal Company dated May 12, 1919 recorded with said Deeds in Book 4262, Page 482.

         2. Deed of spur track rights as set forth in a Deed from Stimpson Terminal Company to Stimpson Investment Corporation dated October 1, 1948 and recorded with said Deeds in Book 7344, Page 581.

                      LEASE BETWEEN TRUST UNDER THE WILL OF
                          HARRY F. STIMPSON AS LANDLORD
                    AND MASSACHUSETTS INSTITUTE OF TECHNOLOGY
                                    AS TENANT

                                TABLE OF CONTENTS

                                                                                            Page
ARTICLE I         Reference Data...........................................................   1
         1.1      Subjects Referred To.....................................................   1
         1.2      Exhibits.................................................................   2

ARTICLE II        Premises and Term........................................................   3
         2.1      Premises.................................................................   3
                  2.1.1 Parking............................................................   3
                  2.1.2 Landlord's Reservations............................................   3
         2.2      Term.....................................................................   3
         2.3      Option to Extend.........................................................   3
         2.4      Right of First Refusal...................................................   4

ARTICLE III       Rent.....................................................................   4
         3.1      Annual Fixed Rent........................................................   4
         3.2      Adjustment and Annual Fixed Rent.........................................   5
         3.3      Additional Rent..........................................................   5
         3.4      Real Estate Taxes........................................................   6
                  3.4.1 Premises...........................................................   6
                  3.4.2 Parking Lot........................................................   6
         3.5      Betterment Assessments...................................................   6
                  3.5.1 Premises...........................................................   7
                  3.5.2 Parking Lot........................................................   7
         3.6      Tax Fund Payments........................................................   7
         3.7      Insurance................................................................   8
         3.8      Utilities and Services...................................................   8
         3.9      Additional Expenses......................................................   8
         3.10     Late Charge..............................................................   8
         3.11     Net Lease................................................................   8
         3.12     No Offsets...............................................................   8

ARTICLE IV        Maintenance and Repair, Alterations; Surrender; Holding Over.............   9
         4.1      Tenant's Maintenance and Repair..........................................   9
         4.2      Landlord's Maintenance and Repair........................................   9
         4.3      Alterations..............................................................   9

         4.4      Alterations Requirements.................................................  10
         4.5      Entry by Landlord........................................................  10
         4.6      Surrender................................................................  10
         4.7      Holding Over.............................................................  11
         4.8      Tenant's Initial Repairs.................................................  11

ARTICLE V         Additional Tenant Covenants..............................................  11
         5.1      Payment and Performance..................................................  11
         5.2      Use......................................................................  12
         5.3      Compliance with Law......................................................  12
         5.4      Personal Property Taxes..................................................  12
         5.5      Assignment and Subletting................................................  12

ARTICLE VI        Indemnity and Insurance..................................................  14
         6.1      Indemnity................................................................  14
         6.2      Tenant's Insurance.......................................................  14
         6.3      Tenant's Risk............................................................  16
         6.4      Subrogation..............................................................  16

ARTICLE VII Casualty and Eminent Domain....................................................  16
         7.1      Casualty During Term.....................................................  16
         7.2      Condemnation.............................................................  18
         7.3      Abatement of Rent........................................................  18
         7.4      Condemnation Award.......................................................  19

ARTICLE VIII Default.......................................................................  19
         8.1      Tenant's Default.........................................................  19
         8.2      Damages..................................................................  20
         8.3      Remedies Cumulative......................................................  20
         8.4      Landlord's Election......................................................  21
         8.5      Effect of Waivers of Default.............................................  21
         8.6      No Waiver................................................................  21
         8.7      No Accord and Satisfaction...............................................  22
         8.8      Delivery of Keys.........................................................  22
         8.9      Attorneys' Fees..........................................................  22

ARTICLE IX Mortgagees' and Ground Lessors' Rights..........................................  22
         9.1      Superiority of Lease.....................................................  22
         9.2      Subordination............................................................  22
         9.3      Limitation on Tenant's Rights............................................  23
         9.4      Exercise of Mortgagee's Remedies.........................................  23
         9.5      Further Assurances.......................................................  23
         9.6      No Prepaid Rent..........................................................  23

ARTICLE X         Miscellaneous............................................................  23
         10.1     Estoppel Certificates....................................................  23
         10.2     No Recordation...........................................................  24
         10.3     Notices..................................................................  24
         10.4     Successors and Assigns...................................................  24
         10.5     Limitation of Liability..................................................  24
         10.6     Covenants and Conditions.................................................  24
         10.7     Severability.............................................................  24
         10.8     Quiet Enjoyment..........................................................  25
         10.9     Entire Agreement.........................................................  25
         10.10    Brokers..................................................................  25
         10.11    Applicable Law and Construction..........................................  25
         10.12    Time of Essence..........................................................  25
         10.13    Authorization............................................................  25

         THIS LEASE is made and entered into as of the 17th day of January, 1992 by and between HARRY F. STIMPSON, III, as Trustee under the will of Harry F. Stimpson, late of Brookline, Norfolk Probate No. 99898 ("Landlord"), and MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts corporation ("Tenant").

         In consideration of the mutual covenants herein set forth, Landlord and Tenant do hereby agree to the terms and conditions set forth in this Lease.

                                    ARTICLE I
                                 Reference Data

1.1 Subjects Referred To. Each reference in this Lease to any of the following shall be construed to incorporate the following data:

         Annual Fixed Rent:                 $_________ as that amount may be
                                            increased pursuant to the terms of
                                            this Lease.

         Building:                          The building known as and numbered
                                            185 Albany Street, Cambridge,
                                            Massachusetts

         Lease Commencement Date:           January 17, 1992

         Extension Term:                    One (1) period of five (5) years
                                            which shall become effective only
                                            if Tenant exercises its option to
                                            extend the Term as provided in
                                            Section 2.3.

         External Causes:                   See Section 7.1

         Initial Public Liability Insurance Limits:

                                            Bodily Injury:         $1,000,000
                                            Property Damage:       $1,000,000
                                            Umbrella Coverage:     $5,000,000

         Land:                              A parcel of land located at 185
                                            Albany Street, Cambridge,
                                            Massachusetts, as more particularly
                                            described on Exhibit A attached
                                            hereto

         Landlord's Address:                c/o Stimpson Properties Co., Inc.
                                            P.O. Box 81386
                                            Wellesley Hills, MA  02181

         Landlord's Representative:         Edward S. Stimpson, III

         Lease Year:                        Any period of one year during the
                                            Term commencing on the Lease
                                            Commencement Date or on any
                                            anniversary thereof.

         Original Term:                     A five (5) year, one month and 12
                                            day period starting on the Lease.
                                            Commencement Date and expiring on
                                            February 28, 1997, unless extended
                                            pursuant to Section 2.3.

         Permitted Uses:                    See Section 5.2

         Premises:                          The Land and the Building.

         Rent Commencement Date:            February 15, 1992

         Tenant's Address:                  238 Main Street
                                            Suite 200
                                            Cambridge, MA 02142
                                            Attn: Philip A. Trussell, Director
                                                     of Real Estate,
                                                  Associate Treasurer

         Tenant's Representative:           Philip A. Trussell

         Term: The Original Term and any Extension Term as to which Tenant properly exercises its option to extend as set forth in Section 2.3.

         1.2 Exhibits. The exhibits listed below are attached hereto and incorporated in this Lease by reference and are to be construed as a part of this Lease:

         Exhibit A - Legal Description of Land

                                   ARTICLE II
                                Premises and Term

         2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, to have and to hold for the Term provided for by Section 2.2 below, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises. Tenant is fully aware of the existing conditions of the Premises and the Building and agrees to take the same on a strictly "as is" basis without warranty or representation express or implied and without any further obligation whatsoever on the part of Landlord with respect thereto provided, however, Landlord acknowledges that Tenant has not had an opportunity to test the air conditioning system.

         2.1.1 Parking. Landlord shall provide twenty (20) parking spaces for use by Tenant and Tenant's employees in the parking lot located on the corner of Albany Street and Pacific Street, Cambridge, Massachusetts (the "Parking Lot") at no additional cost to Tenant other than Annual Fixed Rent and additional rent. Tenant acknowledges that the Parking Lot is presently managed by Landlord's tenant at 195 Albany Street (the "Adjacent Building"), BASF Corporation. Tenant agrees that it and all persons claiming by, through and under it shall at times cooperate with said BASF Corporation and its successors, from time to time, as manager of the Parking Lot, as to use of said Parking Lot and shall abide by the rules and regulations imposed on the use of the Parking Lot, from time to time. Landlord shall have the right to designate, from time to time, and to change, from time to time, the designation of parking spaces within the Parking Lot. Tenant shall use the designated parking spaces only for parking of employee's private vehicles during business hours. Landlord shall be responsible for assuring that the Parking Lot is properly maintained.

         2.1.2 Landlord's Reservations. Landlord reserves the right, from time to time, without unreasonable interference with Tenant's use to gain access to the Premises for any purpose permitted under this Lease as provided in Section
4.5 below.

         2.2 Term. The Term of this Lease shall begin on the Lease Commencement Date and continue for the Original Term, unless sooner terminated as provided in this Lease.

         2.3 Option to Extend. Tenant shall have the option, to be exercised as hereinafter provided, to extend the Original Term of this Lease for a period of five (5) years following the expiration of the Original Term (the "Extension Term"), upon the condition that there is at the time of exercise no then existing default in the performance of any covenant or condition of this Lease on the part of Tenant to be performed or observed as to which a notice Of default has been given to Tenant and that this Lease otherwise remains in full force and effect. The Extension Term shall be upon the same terms and conditions as provided in this Lease, except for the Annual Fixed Rent, which shall be determined in accordance with Section 3.2 below and except that Tenant shall have no further option to extend the Term. Tenant shall exercise this option to extend for an Extension Term by notifying Landlord in writing at least one year prior to the expiration of the Original Term. Upon such exercise, this Lease shall be deemed to be so extended for the Extension Term without the execution of any further lease or other instrument.

         2.4 Right of First Refusal. Provided that this Lease remains in full force and effect and provided that Tenant is not in default hereunder, Tenant shall have a right of first refusal with respect to the Property (the "Right of First Refusal") during the Original Term and the Extension Term on the following terms and conditions. If Landlord determines to sell all or any part of the Premises at any time during the Original Term or the Extension Term, Landlord shall notify Tenant of the terms on which Landlord will be willing to sell. If Tenant, within fifteen (15) days after receipt of Landlord's notice, indicates in writing its agreement to purchase the Premises or such part of the Premises on the terms stated in Landlord's notice, Landlord shall sell and convey the Premises or the part of the Premises to Tenant on the terms stated in the notice. If Tenant so agrees to purchase the Premises or part of the Premises and thereafter defaults in its obligation to purchase the Premises, the Right of First Refusal shall expire and terminate for all purposes. If Tenant does not indicate its agreement within said fifteen (15) days, Landlord thereafter shall have the right to sell and convey the Premises or such part of the Premises to a third party on the same terms or other terms no more favorable to the buyer than those stated e fin the notice, and upon the closing of such sale, the Right of First Refusal shall expire and terminate for all purposes. If Landlord does not so sell and convey the Premises or such part of the Premises within one hundred eighty (180) days, any further transaction shall be deemed a new determination by Landlord to sell and convey the Premises or such part of the Premises and the provisions of this Section 2.4 shall be applicable. If Tenant purchases all of the Premises, this Lease shall terminate on the date title vests in Tenant, and Landlord shall remit to Tenant all prepaid and unearned rent. If Tenant purchases a part of the Premises, this Lease as to the part purchased shall terminate on the date title vests in Tenant, and the Annual Fixed Rent and additional rent shall be reduced so that Tenant continues to pay $_________ per square foot, triple net, during the Original Term, or the corresponding rent per square foot during the Extension Term based on the adjustment contained in
Section 3.2 below. The Right of First Refusal shall not apply to a transfer (either outright or in trust) between any of those persons who constitute the beneficial owners or principals of Landlord, the relatives by blood or marriage of any of those persons, or to a legal entity (i.e., partnership, corporation, trust, or like entity) when the majority interest is owned by all or some of such persons, or any transfer by gift or for nominal consideration, so long as the Premises continue to be subject to this Lease, including this Section 2.4. An affidavit of an officer, trustee or principal of Landlord recorded with the Middlesex South District Registry of Deeds stating that the provisions of this
Section 2.4 have been complied with or met as to any conveyance of all or any portion of the Premises shall conclusively establish compliance therewith as to any third party or parties.

                                   ARTICLE III
                                      Rent

         3.1 Annual Fixed Rent. Tenant covenants and agrees to pay rent to Landlord, at the

Original Address of Landlord or such other place as Landlord may by notice in writing to Tenant from time to time direct during the Term, in the amount of the Annual Fixed Rent at the applicable rate, in equal monthly installments in advance on the first day of each calendar month during the Term, commencing on the Rent Commencement Date. Annual Fixed Rent for any portion of a calendar month at the beginning or the end of such period shall be prorated accordingly.

         3.2 Adjustment and Annual Fixed Rent. The Annual Fixed Rent provided for in Section 1.1 shall be subject to adjustment at the commencement of the first year of the Extension Term ("the Adjustment Date"), if Tenant exercises its option to extend as set forth in Section 2.3, as follows:

         The base for computing the adjustment is the Consumer Price Index for All Urban Consumers - All Items for the Boston metropolitan area, published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is in effect on the date of this Lease ("Beginning Index"). The Index published most immediately preceding the Adjustment Date ("Extension Index") is to be used in determining the amount of the adjustment. If the Extension Index has increased over the Beginning Index, the Annual Fixed Rent for the Extension Term shall be set as follows:

         (a) the Annual Fixed Rent set forth in Section 1.1 shall be multiplied by the figure obtained by dividing the Extension Index by the Beginning Index (the total of which shall be the "CPI Rent"); and

         (b) the difference between the CPI Rent and the Annual Fixed Rent set forth in Section 1.1 shall be multiplied by fifty percent (50%), the product of which shall be added to Annual Fixed Rent set forth in Section 1.1 to determine Annual Fixed Rent for the Extension Term.

         In no event whatsoever shall the Annual Fixed Rent for the Extension Term be less than the Annual Fixed Rent set forth in Section 1.1. On adjustment of the Annual Fixed Rent as provided in this Section 3.2, the Landlord shall notify the Tenant of the Annual Fixed Rent for the Extension Term and the parties hereto shall immediately execute an amendment to this Lease stating the new Annual Fixed Rent. If the Index is changed so that the base year differs from that in effect when the Term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

         3.3 Additional Rent. In order that the Annual Fixed Rent shall be absolutely net to Landlord, Tenant covenants and agrees to pay, as additional rent, all real estate taxes, betterment assessments, insurance costs, and charges for utilities and other services with respect to the Premises as hereinafter provided in this Lease. All amounts payable by Tenant to Landlord under this Lease shall be deemed to be additional rent and shall be paid within ten (10) days of the date of invoices therefor.

         3.4      Real Estate Taxes.

         3.4.1 Premises. Tenant shall pay, directly to the authority charged with collection thereof, all taxes levied or assessed by or becoming payable to any municipality or any other governmental authority having jurisdiction of the Premises, for or in respect of the ownership, leasing or operation of the Premises or which may become a lien on the Premises, for each tax period wholly included in the Term, all such payments to be made on or before the last date on which the same may be paid without interest or penalty; provided that for any fraction of a tax period included in the Term at the beginning (beginning on the Rent Commencement Date) or end thereof, Tenant shall pay to Landlord, within ten
(10) days after receipt of Landlord's invoice therefor, the fraction of taxes so levied or assessed or becoming payable which is allocable to such included period. Tenant shall promptly after payment thereof furnish to Landlord reasonable evidence of each such payment. If Tenant shall deem itself aggrieved by any such tax or charge and shall elect to contest the payment thereof, Tenant may make such payment under protest or, if postponement of such payment does not jeopardize Landlord's title to the premises, Tenant may postpone the same, provided that Tenant shall secure such payment and the interest and penalties thereon by causing to be delivered to Landlord cash or other adequate security in form and amount reasonably satisfactory to Landlord, which amount shall not be greater than one hundred and twenty-five per cent (125%) of the contested tax or charge, costs and penalties. Tenant agrees to save Landlord harmless from all costs and expenses incurred on account of Tenant's participation in any such contest. Any contest brought by Tenant shall be conducted jointly with any other parties, including Landlord, subject to such taxes. Landlord shall cooperate with Tenant with respect to such conduct so far as reasonably necessary at no cost to Landlord. Either party paying any tax shall be entitled to recover, receive and retain for its own benefit all abatements and refunds of such tax, unless it has previously been reimbursed by the other party. Neither party shall discontinue any abatement proceedings begun by it without first giving the other party written notice of its intent so to do and reasonable opportunity to be substituted in such proceedings. Nothing contained in this Lease shall, however, require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any net income, profits or revenue tax or charge upon the rent payable by Tenant under this Lease. Without limiting the generality of the foregoing, Landlord agrees, upon execution hereof, and at no out-of-pocket cost to Landlord, to assist Tenant in pursuing a tax abatement from the City of Cambridge.

         3.4.2 Parking Lot. Tenant shall pay to Landlord as additional rent, Tenant's proportionate share of real estate taxes applicable to the Parking Lot. For purposes of this section, Tenant's proportionate share of taxes for the Parking Lot shall equal the number of parking spaces to which Tenant is entitled over the total number of parking spaces in the Parking Lot attributable to the Building.

         3.5      Betterment Assessments.

         3.5.1 Premises. Tenant shall pay, directly to the authority charged with the collection thereof, each installment of any public, special or betterment assessment levied or assessed by or becoming payable to any municipality or other governmental authority having jurisdiction of the Premises, for or in respect of the ownership, leasing or operation of the Premises or which may become a lien on the Premises, for each installment period wholly included in the Term, all such payments to be made on or before the last date on which the same may be made without interest or penalty; provided that for any fraction of an installment period included in the Term at the beginning (beginning on the Rent Commencement Date) or end thereof, Tenant shall pay to Landlord, within ten (10) days after receipt of Landlord's invoice therefor, the fraction of such installment which is allocable to such included period. Landlord shall elect to pay any such assessment in installments over the longest period permitted by law. Tenant shall promptly after payment thereof furnish to Landlord reasonable evidence of each such payment. If Tenant shall deem itself aggrieved by any such assessment and shall elect to contest the payment thereof, Tenant may make such payment under protest. Tenant agrees to save Landlord harmless from all costs and expenses incurred on account of Tenant's participation in any such contest. Any contest brought by Tenant shall be conducted jointly with any other parties, including Landlord, subject to such assessments. Landlord shall cooperate with Tenant with respect to such conduct so far as reasonably necessary at no cost to Landlord. Either party paying any assessment shall be entitled to recover, receive and retain for its own benefit all abatements and refunds of such assessment, unless it has previously been reimbursed by the other party. Neither party shall discontinue any contest proceedings begun by it without first giving the other party written notice of its intent so to do and reasonable opportunity to be substituted in such proceedings. Landlord shall promptly furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Premises.

         3.5.2 Parking Lot. Tenant shall pay to Landlord as additional rent, Tenant's proportionate share of betterment assessments applicable to the Parking Lot. For purposes of this Section, Tenant's proportionate share of betterment assessments applicable to the Parking Lot shall equal the number of parking spaces to which Tenant is entitled over the total number of parking spaces in the Parking Lot attributable to the Building.

         3.6 Tax Fund Payments. If any holder of a first mortgage on the Premises requires Landlord to make tax fund payments to it, Tenant shall, as additional rent, on the first day of each month of the Term, make Tax Fund Payments to Landlord. "Tax Fund Payments" refer to such payments as the holder of such first Mortgage shall reasonably determine to be sufficient to provide in the aggregate a fund adequate to pay all taxes and assessments referred to in Sections 3.4 and 3.5 when they become due and payable. If the aggregate of said Tax Fund Payments is not adequate to pay all said taxes and assessments, Tenant shall pay to Landlord the amount by which such aggregate is less than the amount equal to all said taxes and assessments, such payment to be made on or before the later of (a) ten (10) days after receipt by Tenant of written notice from Landlord of such amount, or (b) the 30th day prior to the last day on which such taxes and assessments may be paid without interest or penalty If Tenant shall have made the aforesaid payments, Landlord shall on or before the last day on which the same may be paid without interest or penalty, pay or cause to be paid to the proper authority charged with the collection thereof all taxes and assessments referred to in said Sections 3.4 and 3.5 and furnish Tenant, upon request, with reasonable evidence of such payment. Any balance remaining after such payment by Landlord shall be accounted for to Tenant annually. All payments made by Tenant pursuant to this Section 3.6 shall to the extent thereof relieve Tenant of its obligations under said Sections 3.4 and 3.5.

         3.7 Insurance. Tenant shall obtain insurance for the Premises as provided for by Section 6.2.

         3.8 Utilities and Services. Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises during the Term.

         3.9 Additional Expenses. Tenant shall pay to Landlord as additional rent:

                  (a) One half of all maintenance expenses attributable to the courtyard which the Premises shares with the Adjacent Building including, without limitation, landscape, snowplowing and any and all other costs and expenses attributable to the maintenance of said courtyard provided, however, that if Tenant so elects, Tenant may so notify Landlord in writing and undertake said maintenance at its sole cost and expense.

                  (b) Tenant's proportionate share of maintenance expenses attributable to the Parking Lot. For purposes of this Section, Tenant's proportionate share of maintenance expenses applicable to the Parking Lot shall equal the number of parking spaces to which Tenant is entitled over the total number of parking spaces in the Parking Lot.

         3.10 Late Charge. In the event that any payment of Annual Fixed Rent or additional rent shall remain unpaid for a period of five (5) business days after due, there shall become due to Landlord from Tenant, as additional rent and as compensation for Landlord's extra administrative costs in investigating the circumstances of late rent, a late charge of three percent (3%) of the amount overdue. Payment of any late charge shall not constitute a cure of any default with respect to the amount as to which such late charge is paid.

         3.11 Net Lease. It is understood and agreed that this Lease is a net lease and that the Annual Fixed Rent is absolutely net to Landlord, excepting only capital improvements and repairs for which Tenant is not required to pay under this Lease.

         3.12 No Offsets. All payments to be made by Tenant to Landlord in accordance with the terms of this Lease, including, but not limited to, Annual Fixed Rent and additional rent, shall be paid by Tenant without offset, abatement or deduction.

                                   ARTICLE IV
                      Maintenance and Repair, Alterations;
                             Surrender; Holding Over

         4.1 Tenant's Maintenance and Repair. Except as otherwise provided in
Section 4.2 or Article VII below, Tenant, at Tenant's expense, shall keep neat and clean and maintain and repair in good order, condition and repair the Premises and every part thereof (including, without limitation, ordinary maintenance of the electrical, plumbing and HVAC systems and equipment serving the Premises and the other fixtures and equipment therein and the cleaning of and trash removal from the Premises), reasonable wear and tear excepted. Without limiting the generality of the foregoing, Tenant, at Tenant's expense, shall provide or cause to be provided landscape care to and maintenance of the Land, and maintenance (including snow plowing) of the walkways, driveways and parking areas on the Premises. Tenant hereby covenants and agrees to remove all trash from the Premises in compliance with all federal, state, and local laws, rules, ordinances and regulations. If maintenance or repairs are required to be done or made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant do or make the same forthwith, and, if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Landlord may (but shall not be required to do so) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof, so long as Landlord makes or causes such repairs to be made in a reasonable manner. If Landlord makes or causes such repairs to be made, Tenant agrees that Tenant will forthwith on demand pay to Landlord the cost thereof as additional rent pursuant to Section 8.4. Tenant shall receive the benefit of all warranties and guaranties with respect to those portions of the Premises that Tenant is obligated to maintain, as well as, at Tenant's election and Tenant's expense, any options to extend or similar rights with respect to the warranties and guaranties.

         4.2 Landlord's Maintenance and Repair. Except as otherwise provided in
Article VII below, Landlord, at Landlord's expense, shall keep, maintain and repair in good order, condition and repair the structural parts of the Building, which structural parts include only the foundations, bearing and exterior walls (excluding glass and doors), subflooring, support columns, support beams and roof (excluding skylights), except for any damage caused to any of the foregoing by the negligence or neglect of Tenant, its agents, contractors, employees or invitees. Landlord shall be responsible for the cost of replacing major mechanical systems in the event that they are no longer serviceable or damaged beyond repair, except for any damage caused by the negligence or neglect of Tenant, its agents, contractors, employees or invitees. Landlord shall be responsible for compliance with laws and regulations regarding the transformer located in the basement of the Building in the event said transformer contains PCB's. Except as set forth in this Section 4.2 and in Article VII below, Tenant shall be responsible for the cost of all replacements and repairs to the Premises.

         4.3 Alterations. Tenant shall not make alterations and additions to the Premises except in accordance with plans and specifications therefor first approved by Landlord, which approval shall be requested in writing and shall not be unreasonably withheld or delayed.

Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions that (a) involve or might affect any structural or exterior element of the Building, or any area or element outside of the Premises, or (b) will require unusual expense to readapt the Premises to normal office or laboratory use on expiration or earlier termination of the Term, unless Tenant first provides assurances acceptable to Landlord that such readaptation will be made prior to such expiration or termination without expense to Landlord. All alterations and additions shall become part of the Building and shall become the property of Landlord upon expiration or earlier termination of the Term unless Landlord shall notify Tenant in writing that the same must be removed. Such notice by Landlord shall be given no later than in response to Tenant's written request for Landlord's approval of the alterations or additions prior to their installation, and in such event Tenant shall remove such alterations or additions and any damage caused by removal shall be repaired by Tenant at Tenant's expense upon expiration or earlier termination of this Lease.

         4.4 Alterations Requirements. Landlord may (but shall not be obligated to) inspect any construction work of Tenant under this Lease at reasonable times. Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors; and shall cause each contractor to carry such workmen's compensation insurance and comprehensive general public liability insurance as Landlord may reasonably require insuring Landlord and Tenant as well as the contractors, and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on or about the Premises by or on behalf of Tenant, its agents, employees or independent contractors, not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises and promptly to discharge any such liens which may so attach. Tenant shall hold Landlord harmless and indemnify Landlord from and against all injury, loss, claims or damage to any person or property occasioned by or growing out of any such work.

         4.5 Entry by Landlord. Tenant shall permit Landlord and its agents, after reasonable notice (except in the case of emergencies), to enter the Premises at all reasonable hours for the purpose of inspecting, testing, or of making repairs to the same, or otherwise carrying out Landlord's rights or obligations under this Lease, and to show the Premises to prospective tenants during the year preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from Landlord or its agents entering the Premises for any purposes authorized in this Lease.

         4.6 Surrender. Tenant shall surrender the Premises, and all alterations and additions thereto as hereinabove provided, at the expiration or earlier termination of the Term, in the condition described in Section 4.1, first removing all personal property and trade fixtures of Tenant and, to the extent specified by Landlord by notice to Tenant as hereinabove provided or as otherwise agreed by Landlord and Tenant, alterations and additions made by Tenant, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant waives all claims against Landlord for any damage to Tenant resulting from

Landlord's retention or disposition of any of Tenant's personal property or trade fixtures remaining on the Premises on expiration or earlier termination of the Term. Tenant shall be liable to Landlord for Landlord's costs for storing, removing, and disposing of any alterations or additions that Tenant is obligated to remove but fails to remove or Tenant's personal property or trade fixtures. If Tenant fails to surrender the Premises to Landlord on expiration or earlier termination of the Term in the condition and otherwise as required by this Section, Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to surrender the Premises, including, without limitation, claims made by succeeding tenants resulting from Tenant's failure to surrender the Premises.

         4.7 Holding Over. If Tenant with Landlord's consent remains in possession of the Premises after expiration or earlier termination of Term, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty days' notice given at any time by either party. During any such month-to-month tenancy, Tenant shall pay all rent and other sums required by this Lease, and all provisions of this Lease, except those pertaining to Term, option(s) to extend and right(s) of first refusal, shall apply to the month-to-month tenancy, and the monthly base rent (excluding additional rent) shall be one-twelfth of two times the Annual Fixed Rent upon expiration or termination of the Term. This provision shall not be construed as a consent by Landlord to any such holding over.

         4.8 Tenant's Initial Repairs. To induce Tenant to accept the Premises in "as is" condition, Landlord hereby agrees to pay Tenant $___________ on or before April 1, 1992 on account of punch-list repairs which Tenant requested by letter from Tenant's Representative to Landlord's Representative dated January 2, 1992 (the "Letter"). Tenant shall make such repairs in accordance with
Section 4.4 above and in accordance with applicable federal, state and local laws, rules and ordinances and notwithstanding any provision of this Lease to the contrary, Landlord shall not be responsible for the repairs listed in the Letter. In addition, Tenant hereby agrees to upgrade electrical switch gear located on the Premises, and Landlord hereby agrees to reimburse Tenant for the actual cost of said upgrade up to $_________, which cost will be paid by Landlord within ten (10) days after Tenant provides Landlord with copies of waivers of liens executed by applicable contractor(s) and/or utility companies and paid invoices for the cost of said work. In no event shall Landlord be obligated to pay more than $__________ for the upgrade of the electrical switch gear.

                                    ARTICLE V
                           Additional Tenant Covenants

         5.1 Payment and Performance. Tenant agrees to pay when due all Annual Fixed Rent and additional rent, all charges for utility and other services rendered to the Premises, and all other monies required to be paid by Tenant pursuant to this Lease and to promptly perform all obligations of Tenant pursuant to this Lease. Annual Fixed Rent and additional rent payments required under this Lease shall be deemed sufficiently paid if made by check collected on first presentation.

         5.2 Use. Tenant agrees, from the Commencement Date to the end of the Term, to use and occupy the Premises for general office, research, manufacturing or other purposes permitted by federal, state and local laws and ordinances. Tenant agrees not to injure, overload or deface the Premises, nor to permit on the Premises any auction sale. Tenant shall comply with all requirements of public authorities and of the Board of Fire Underwriters in connection with methods of storage, use and disposal. Tenant shall not permit in the Premises any nuisance, or the emission from the Premises of any objectionable noise, odor or vibration, nor use or devote the Premises or any part thereof for any purpose which is contrary to law or ordinance or liable to invalidate or increase premiums for any insurance on the Building or its contents or liable to render necessary any unpermitted alteration or addition to the Building, nor commit or permit any waste in or with respect to the Premises, nor generate, store or dispose of any oil, toxic substances, hazardous wastes, or hazardous materials (each a, "Hazardous Material"), or permit the same in or on the Premises provided for under this Lease, except incompliance with applicable law. Tenant shall not dump, flush or in any way introduce any Hazardous Material into septic, sewage or other waste disposal systems serving the Premises provided for under this Lease. Tenant shall permit Landlord to enter the Premises for the purpose of testing and to determine Tenant's compliance with the covenants herein contained, each such entry shall be made in accordance with Section 4.5 above. Tenant will indemnify the Landlord and its successors and assigns against all claims, loss, cost, and expenses, including, without limitation, attorneys' fees, incurred as a result of any contamination of the Building or any portion of the Land with Hazardous Materials by the Tenant or Tenant's contractors, licensees, invitees, agents, servants or employees, and this indemnity shall survive the expiration of the Term or any other termination of this Lease.

         5.3 Compliance with Law. Tenant agrees to comply with all federal, state and local laws, regulations, ordinances, executive orders and similar requirements applicable to the Premises or the Parking Lot or Tenant's use thereof in effect from time to time during the Term, including, without limitation, City of Cambridge ordinances with respect to smoking, animal experiments and hazardous waste and any such requirements pertaining to employment opportunity, anti-discrimination and affirmative action. Tenant agrees, at its sole cost, to comply with the aforesaid laws regulations and ordinances, and to keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority, and to procure all licenses and permits required for the Premises or Tenant's use thereof, it being understood that the foregoing provisions shall not be construed to broaden in any way the Permitted Uses.

         5.4 Personal Property Taxes. Tenant agrees to pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) on the Premises.

         5.5 Assignment and Subletting. Any assignment, mortgage, pledge, hypothecation or transfer of all or any portion of Tenant's interest under this Lease or any subletting of all or any portion of the Premises shall be subject to the provisions of this Section.

                  (a) Tenant agrees not to assign, mortgage, pledge, hypothecate or otherwise transfer this Lease, or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) the whole or any part of the Premises without, in each instance, having first received the consent of Landlord, which shall not be unreasonably withheld. Any assignment or sublease made without such consent shall be void, and in any case where Landlord consents to such assignment or subletting or such assignment is permitted by this Lease, Tenant shall remain fully and primarily liable for the obligations of the tenant hereunder, including, without limitation, the obligation to pay Annual Fixed Rent and additional rent as provided under this Lease. Any transfer of control of Tenant by means of one or more transfers of stock or partnership interests shall be deemed an assignment for purposes of this Section.

                  (b) In the event that any sublease or assignment is permitted under this Lease (other than the sublease described in subsection (d) below), Tenant shall pay to Landlord as additional rent one half of the amount Tenant receives from any subtenant or assignee as rent, additional rent or other form of compensation or reimbursement in excess of (i) the Annual Fixed Rent, additional rent and other monies otherwise due to Landlord pursuant to this Lease (allocable in the case of a sublease to that portion of the Premises being subleased), and (ii) any reasonable expenses incurred and paid by Tenant in connection with such sublease or assignment such as brokerage commissions, fees for legal services and expenses of preparing the Premises for occupancy by such subtenant or assignee.

                  (c) If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the prohibitions contained in this
Section 5.5, or the acceptance of the assignee, sublessee or occupant as a tenant, or a release of Tenant from the further performance by Tenant of the covenants herein contained to be performed by Tenant. The consent by Landlord to one assignment or subletting shall not be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

                  (d) Landlord hereby consents to Tenant entering into, a sublease with Transkaryotic Therapies, Inc. ("TKT"), a Delaware corporation, for up to 8,000 square feet of space within the Premises for a term not to exceed the expiration of the Original Term, which such term may be extended for the Extension Term if Tenant exercises its option to extend under Section 2.3 above. Tenant and/or TKT shall be responsible for the cost of subdividing space according to applicable code requirements. The sublease shall be in form and substance satisfactory to Tenant. Landlord hereby grants Tenant a limited right of entry, after reasonable written notice, to the Adjacent Building to create an entry way to the Subleased Premises.

                                   ARTICLE VI
                             Indemnity and Insurance

         6.1 Indemnity. To the maximum extent this agreement may be made effective according to law, Tenant agrees to defend with counsel, save harmless, and indemnify Landlord and any manager or cotenant of the Parking Lot, from time to time, from any liability or injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation attorneys' fees and costs),
(i) caused by Tenant, its contractors, agents, employees or invitees, or arising or claimed to arise from any use made or thing done or occurring on the Premises or the Parking Lot during the Term, or the Extension Term, or during Tenant's possession of any part of the Premises not due to the willful act, active negligence or other misconduct of Landlord or any manager or cotenant of the Parking Lot and their respective contractors, agents and employees or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease, including, without limitation, the violation of any environmental law or other governmental requirement by Tenant. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon, and the defense thereof, and shall survive expiration or termination of the Term.

         6.2 Tenant's Insurance. Tenant shall, as additional rent, take out and maintain in full force from the date upon which Tenant or its contractors or agents first enter the Premises for any reason and continuing throughout the Term and the Extension Term, if so exercised, unless earlier terminated, and thereafter so long as Tenant is in occupancy of any part of the Premises, the following insurance protecting Landlord:

                  (a) Fire and extended coverage insurance in an amount at least equal to the full insurable value of the Building on the Premises, expressly including rental interrupting coverage in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss, but in any event, in amounts not less than the actual replacement value determined from time to time of the improvements on the Premises exclusive of foundations, site preparation and other non-recurring construction costs.

                  (b) A policy of comprehensive public liability and property damage insurance with broad form comprehensive general liability endorsement attached under which Landlord and Tenant (and, at Landlord's request, any mortgagee of the Premises or any manager or co-tenant of the Parking Lot) are named as insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in
Section 6.1, in the broadest form of such coverage from time to time available. Each such policy shall be noncancellable and non-amendable (to the extent that any proposed amendment reduces the limits or the scope of the insurance required in this Lease) with respect to Landlord without thirty (30) days' prior notice to Landlord, and a duplicate certificate thereof shall be delivered to Landlord. As of the Commencement Date hereof, the minimum limits of liability of such insurance for each year shall be as set forth in Section 1.1, and from time to time during the Term for such higher limits as may be designated by Landlord, if any, as are carried customarily in the Boston area with respect to similar properties. Tenant shall deliver a certificate evidencing such coverage to Landlord, and at Landlord's request any mortgagee of the premises or any manager or co-tenant of the Parking Lot, which certificate shall state that the coverage may not be amended or cancelled without at least a thirty (30) days' prior written notice to Landlord, any mortgagee, or any manager or co-tenant of the Parking Lot, as the case may be.

                  (c) At any time when Tenant is performing construction work in or on the Premises, Tenant shall carry builder's risk insurance reasonably satisfactory to Landlord. Tenant shall provide Landlord with a certificate evidencing such coverage, which shall state that the coverage cannot be canceled or amended without thirty (30) days' prior notice to Landlord.

                  (d) Tenant shall maintain on all its personal property, tenant improvements, and alterations, in, on, or about the Premises, a policy of physical hazard insurance on an "all risks" basis covering the perils of fire and extended coverage, with vandalism and malicious mischief endorsements, to the extent of their full replacement cost. In the event of casualty causing damage to the Premises, the proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of tenant improvements or alterations, unless this Lease is terminated as a result of the casualty as hereinafter provided. Tenant shall deliver a certificate evidencing such coverage to Landlord, which shall state that the coverage may not be amended or canceled without at least thirty (30) days' prior written notice to Landlord.

                  (e) All insurance required to be maintained by Tenant shall be effected by valid and enforceable policies insured by insurers of recognized responsibility qualified to do business in The Commonwealth of Massachusetts, and satisfactory to Landlord, except that Tenant may provide satisfactory evidence of coverage through its wholly owned, captive insurance company, Barton Insurance Co. Upon the Lease Commencement Date and thereafter, not less than fifteen (15) days prior to the expiration dates of the existing policies theretofore furnished pursuant to this paragraph, certificates of insurance shall be delivered by Tenant to Landlord. All such policies shall provide at least thirty (30) days written notice to Landlord prior to any termination thereof.

                  (f) All policies of insurance required to be maintained by Tenant shall name Tenant and Landlord as the insured as their respective interests may appear. If Landlord so requires, the proceeds of insurance shall be payable to the holder of any mortgage as the interests of such holder may appear pursuant to the standard mortgagee clause. All such policies shall provide that any loss shall be payable to landlord or to the holder of any mortgage notwithstanding any act or negligence of Tenant which might otherwise result in forfeiture of such insurance. All such policies shall contain an agreement by the insurers that such policies shall not be cancelled without at least ten (10) days' prior written notice to the Landlord and to the holder of any mortgage to whom loss hereunder may be payable.

                  (g) In the event Tenant breaches any covenant or condition set forth in this Section 6.2, then without limiting any other right or remedy and not withstanding any other provision herein concerning notice or cure of defaults, Landlord may, after ten (10) days' written notice to Tenant, obtain such insurance as Tenant is required to obtain and maintain, and Tenant shall pay the cost thereof and Landlord's reasonable expenses thereto to Landlord as additional rent.

         6.3 Tenant's Risk. Tenant agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or the Parking Lot, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of pipes or by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be exonerated from any liability to Tenant or to any person, for any injury, loss, damage or liability to the extent such exoneration is prohibited by law.

         6.4 Subrogation. Any insurance carried by either party with respect to the Premises, or any property therein or occurrences thereon, shall, without further request by either party, if it can be so written without additional premium, or with an additional premium which the other party elects to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss, including, without limitation, injury or loss caused by negligence of such other party, due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

                                   ARTICLE VII
                           Casualty and Eminent Domain

         7.1 Casualty During Term. If, during the Term, the Building shall be damaged as a result of casualty, the following provisions shall apply.

                  (a) The term "Substantially Damaged", as used in this Article VII, shall refer to damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence.

                  (b) If the Building shall be partially damaged (as distinguished from "Substantially Damaged"), Landlord shall proceed promptly to restore the Building (consistent, however, with governmental laws and codes then in existence) to substantially the condition thereof at the time of such damage, but Landlord shall not be responsible for delay in such restoration which may result from External Causes, as hereinafter defined. For purposes of this Lease, External Causes shall mean (i) Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary and unforeseeable labor difficulties, extraordinary and unforeseeable shortages of labor or materials or equipment, government order or regulations or other cause not reasonably within Landlord's control and not due to the fault or neglect of Landlord, and (ii) any act, failure to act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant, which actually delays Landlord in the performance of any act required to be performed by Landlord under this Lease. For purposes of this Lease, partially damaged shall mean damage to the Premises by casualty, the cost of repair of which shall not exceed Seven Thousand Five Hundred dollars ($7,500).

                  (c) If the Building shall be damaged as a result of a casualty, the cost of repair of which is reasonably expected to exceed Seven Thousand Five Hundred dollars ($7,500), but which in the ordinary course can reasonably be expected to be repaired within ninety (90) days from the time the repair work would commence, which casualty is covered by insurance attributable to the Premises, and the holder of any mortgage on the Premises allows the insurance proceeds to be applied to the restoration of the Building, Landlord shall, promptly after such casualty and after the determination of the net amount of insurance proceeds available to Landlord, expend so much as may be necessary of such net amount to restore (consistent, however, with governmental laws and codes then in existence) the Building to substantially the condition thereof at the time of such Casualty, except as provided in paragraph (e) below. If the Building shall be so damaged by a casualty (i) not covered by insurance attributable to the Premises, or (ii) the holder of any mortgage on the Premises does not allow the insurance proceeds to be applied to the restoration of the Building, or (iii) the net amount of insurance proceeds available to Landlord are insufficient to cover the cost of restoring the Building in the reasonable estimate of Landlord, then in any such case, Landlord may, but shall have no obligation to, restore the Building. If Landlord elects not to restore the Building, Landlord shall terminate this Lease by giving notice to Tenant within a reasonable time after Landlord has determined the net amount of insurance proceeds available to Landlord and the estimated cost of such restoration. If Landlord shall notify Tenant that Landlord does not intend to restore the Building and intends to terminate this Lease by reason of the unavailability or insufficiency of insurance proceeds, Tenant shall have the right to contribute to Landlord the amount of such insufficiency, and if Tenant shall promptly notify Landlord of Tenant's desire to contribute such insufficiency and provide Landlord with security for Tenant undertaking in this respect reasonably satisfactory to Landlord, this Lease shall not terminate, and Landlord shall restore the Building unless otherwise excused and permitted to terminate by some other provision of this Article VIII.

                  (d) If the Building shall be Substantially Damaged by a casualty covered by insurance attributable to the Premises, and the holder of any mortgage on the Premises allows the insurance proceeds to be applied to the restoration of the Building, Landlord shall, promptly after such casualty and the determination of the net amount of insurance proceeds available to Landlord, expend so much as may be necessary of such net amount to restore (consistent, however, with governmental laws and codes then in existence) the Building to substantially the condition thereof at the time of such casualty, except as provided in paragraph
(e) below. If the Building shall be Substantially Damaged by a casualty (i) not covered by insurance attributable to the Premises, or (ii) the holder of any mortgage on the Premises does not allow the insurance proceeds to be applied to the restoration of the Building, or (iii) the net amount of insurance proceeds available to Landlord are insufficient to cover the cost of restoring the Building in the reasonable estimate of Landlord, then, in any such case, Landlord may, but shall have no obligation to, restore the Building. If Landlord elects not to restore the Building, Landlord shall terminate this Lease by giving notice to Tenant within a reasonable time after Landlord has determined the net amount of insurance proceeds available to Landlord and the estimated cost of such restoration. If Landlord shall notify Tenant that Landlord does not intend to restore the Building and intends to terminate this Lease by reason of the unavailability or insufficiency of insurance proceeds, Tenant shall have the right to contribute to Landlord the amount of such insufficiency, and if Tenant shall promptly notify Landlord of Tenant's desire to contribute such insufficiency and provide Landlord with security for Tenant's undertaking in this respect reasonably satisfactory to Landlord, this Lease shall not terminate, and Landlord shall restore the Building unless otherwise excused and permitted to terminate by some other provision of this Article VIII. Unless Landlord, within ninety (90) days after the casualty, advises Tenant of the status of Landlord's obligations with respect to reconstruction, Tenant shall have the right to terminate this Lease, such termination to take effect as of the date of such Tenant's notice.

                  (e) If the Building shall be Substantially Damaged or damaged by casualty, the repair of which would cost more than Seven Thousand Five Hundred dollars ($7,500) but which reasonably be expected to be repaired within ninety (90) days from the time that repair work commences, within the last twelve (12) months of the Term (as the same may have been extended hereunder), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice.

         7.2 Condemnation. Except as hereinafter provided, if the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by eminent domain, Landlord and Tenant each shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after the effective date of such taking. Should any part of the Premises be so taken, and should this Lease be not terminated in accordance with the foregoing provisions, Landlord agrees to use due diligence to put what may remain of the Premises (consistent, however, with governmental laws and codes then in existence) into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, but Landlord shall not be required to expend funds in excess of the damages recovered by Landlord as a result of such taking.

         7.3 Abatement of Rent. If the Premises shall be damaged by casualty, the Annual Fixed Rent and additional rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent and additional rent shall be so abated and reduced for the remainder of the Term.

         7.4 Condemnation Award. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Premises, and the leasehold interest hereby created, and all rights to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns to Landlord all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority pursuant to the preceding sentence.

                                  ARTICLE VIII
                                     Default

         8.1      Tenant's Default.  In the event that:

                  (a) Tenant shall fail to pay the Annual Fixed Rent, additional rent or any other charges for which provision is made herein on or before the date on which the same become due and payable, and such condition continues for five (5) days after notice from Landlord to Tenant that the same are due, unless the failure to pay the foregoing items when due occurs in any year during which Landlord has previously given Tenant notice of default twice, in which event the failure to pay when due shall constitute an event of default without notice; or

                  (b) Tenant shall fail to perform or observe any other term or condition contained in this Lease and Tenant shall not cure such failure within thirty (30) days after notice from Landlord to Tenant thereof or, if such failure cannot be cured within such thirty (30) days, if Tenant shall fail to commence to cure such failure within such thirty (30) days and promptly and diligently complete the curing of the same, and shall in any event complete the cure within 180 days; or

                  (c) The estate hereby created shall be taken on execution or by other process of law, or if Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment or trust mortgage arrangement, so-called, shall be made of the property of Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in bankruptcy or other similar officer shall be appointed to take~ charge of all or any substantial part of Tenant's property by a court of competent jurisdiction, or if a petition shall be filed by Tenant under any provisions of the federal Bankruptcy Code or any similar federal or state law now or hereafter enacted or if a petition shall be filed against Tenant thereunder and the same is not dismissed within ninety (90) days, or if Tenant shall file such a petition, then, in any such case, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without due process of law, (forcibly if necessary) enter into and upon the Premises or any part thereof or mail a notice of termination addressed to Tenant at the Premises, and repossess the same as of Landlord's former estate, and expel Tenant and those claiming by, through or under Tenant and remove its and their effects (forcibly if necessary) without being deemed guilty of any manner of trespass and without prejudice to any remedies that might otherwise be used for arrears of rent (or prior breach of covenant), and upon such entry or mailing as aforesaid this Lease shall terminate, as fully and completely as if such date were the date herein originally fixed for the expiration of the Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

         8.2 Damages. In the event that this Lease is terminated under any of the provisions contained in Section 8.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay to Landlord forthwith on Landlord's demand, as compensation, in addition to any other amounts to which Landlord may be entitled, an amount equal to the excess, if any, of the discounted present value of the total rent reserved for the residue of the Term or the Extension Term if so exercised, over the then discounted present fair rental value of the Premises for the residue of the Term. In calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all additional rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such termination to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with (a) any amount received from Tenant under the first sentence of this Section 8.2; and (b) the net proceeds of any rent obtained by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed that Landlord may
(i) relet the Premises, or any part or parts thereof, for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord agrees to use reasonable efforts to attempt to relet the Premises, but shall be entitled to seek to rent other properties of Landlord prior to reletting the Premises.

         8.3 Remedies Cumulative. The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of each other or of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions in the event a legal remedy will be insufficient. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings, by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

         8.4 Landlord's Election. If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but not the obligation, upon fifteen (15) days' notice to Tenant (except in case of emergency in which case no notice need be given), to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance is made in this Lease with respect to such default. In performing such obligation, Landlord may (but shall not be required to) make any payment of money or perform any other act, and all sums so paid by Landlord and all necessary incidental costs and expenses thereof, including, without limitation, reasonable legal fees in connection with enforcement of its rights under this
Section incurred by Landlord, together with interest on all such amounts at two percent (2%) above the First National Bank of Boston's large business prime rate from time to time in effect, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise its rights under this Section without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

         8.5 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, or to operate to permit similar acts of omission.

         8.6 No Waiver. No waiver by Landlord shall be valid unless in writing and signed by Landlord, and the failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been waiver of such breach by Landlord unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

         8.7 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Rent, additional rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

         8.8 Delivery of Keys. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

         8.9 Attorneys' Fees. Tenant agrees, as additional rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

                                   ARTICLE IX
                     Mortgagees' and Ground Lessors' Rights

         9.1 Superiority of Lease. Except as provided in Section 9.2 below, this Lease shall be superior to and shall not be subordinated to any future mortgage, lien or other encumbrance on the Premises. Upon entry and taking possession of the Premises for the purpose of foreclosure the holder thereof shall have all the rights of Landlord. No such holder shall be liable, either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord accruing from and after such entry, but not before, provided that a discontinuance of any foreclosure proceeding shall operate as a transfer of all such liability to the owner of the equity of the Premises.

         9.2 Subordination. Tenant shall, at the request of Landlord, subordinate this Lease to any mortgage, lien or other encumbrance now or hereafter on the Premises, so that the lien thereof shall be superior to all rights hereby or hereafter vested in Tenant, provided that the holder thereof enters into an agreement with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize such holder as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the Successors and assigns of Tenant and of the holder and upon anyone purchasing said Premises at any foreclosure sale.

         9.3 Limitation on Tenant's Rights. Notwithstanding Sections 9.1 or 9.2 above, unless the holder of such a mortgage, lien or other encumbrance of the Premises otherwise agrees in writing, no such holder shall be obligated to recognize or accept any of Tenant's rights under Section 2.4 of this Lease. Further, any such holder whose mortgage, or other encumbrance is superior to this Lease pursuant to the terms of Section 9.1 may elect to subordinate only those rights of Tenant under this Lease to purchase all or any portion of the Premises, including, without limitation, the rights of Tenant under Sections 2.4 of this Lease, to such mortgage, or other encumbrance.

         9.4 Exercise of Mortgagee's Remedies. Notwithstanding any other provision of this Lease, in no event shall Tenant's rights under Section 2.4 apply to any exercise of remedies by any mortgagee, or holder of a similar interest in the Premises, including, without limitation, any foreclosure sale or any conveyance by deed in lieu of foreclosure.

         9.5 Further Assurances. Tenant agrees, upon Landlord's request, promptly (but in any event within fifteen (15) days after Landlord's request) to execute and deliver such documents and instruments as Landlord may reasonably request to carry out the agreements contained in this Article IX.

         9.6 No Prepaid Rent. No Annual Fixed Rent, additional rent, or any other charge payable to Landlord shall be paid more than thirty (30) days prior to the due date thereof under the terms of this Lease, and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee) be a nullity as against such mortgagee, and Tenant shall be liable for the amount of such payments to such mortgagee.

                                    ARTICLE X
                                  Miscellaneous

         10.1 Estoppel Certificates. Tenant shall, from time to time, with fifteen (15) days after a written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to Landlord or an independent third party designated by Landlord: that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); that Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and additional rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); that there are no known uncured defaults of Landlord or Tenant under this Lease (or if there are known uncured defaults, setting them forth in reasonable detail); the dates to which the Annual Fixed Rent, additional rent and other charges payable hereunder have been paid; and such other matters as Landlord may reasonably request. On the Commencement Date, Tenant shall, at the request of Landlord, promptly execute, acknowledge and deliver to Landlord a statement in writing that the Commencement Date has occurred, stating the date that the Annual Fixed Rent will begin to accrue, and that Tenant has taken occupancy of the Premises. Any such statement delivered pursuant to this Section may be relied upon by any mortgagee or purchaser of the Premises and shall be binding on Tenant.

         10.2 No Recordation. Tenant agrees not to record this Lease, but if the Term hereof (as the same may be extended hereunder) is for seven years or more, then upon request of either party, both parties shall execute and deliver a memorandum of this Lease in form appropriate for recording or registration, an instrument in such form acknowledging the Commencement Date of the Term, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

         10.3 Notices. Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed, if to Landlord, at Landlord's Original Address or at such other address as may have been specified by prior notice to Tenant; and if to Tenant, at Tenant's Original Address or at such other address as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served on the earlier of (i) the date received, or (ii) the date of delivery, refusal or non-delivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent by registered or certified mail, return receipt requested or if sent by a recognized overnight delivery service providing for a receipt. If Landlord by notice to Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the agent designated until notice to the contrary is received by Tenant from Landlord.

         10.4 Successors and Assigns. Subject to Section 6.5 regarding Tenant's right to assign and sublet, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successive landlord shall be liable only for obligations accruing during the period of its ownership.

         10.5 Limitation of Liability. The obligations of Landlord shall be binding upon the assets of Landlord consisting of an equity ownership interest in the Premises, but not upon any other assets of Landlord, and neither Tenant, nor anyone claiming by, under or through Tenant, shall be entitled to obtain any judgment creating personal liability on the part of Landlord or enforcing any obligations of Landlord against any assets of Landlord other than an equity ownership in the Premises. Landlord has executed this Lease in a fiduciary capacity, therefore, only the assets of the trust under the will of Harry F. Stimpson shall be bound hereby, and no beneficiary thereof shall be personally liable for any obligation under this Lease.

         10.6 Covenants and Conditions. All provisions, whether covenants or conditions, on the part of Tenant to be performed under this Lease shall be deemed to be both covenants and conditions.

         10.7 Severability. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         10.8 Quiet Enjoyment. So long as Tenant pays the Annual Fixed Rent and additional rent and other charges provided for under this Lease, performs all other covenants of this Lease to be performed by Tenant and observes all conditions of this Lease to be observed by Tenant, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term in accordance with the terms of this Lease against all those claiming by, under or through Landlord.

         10.9 Entire Agreement. This Lease contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior dealings between them with respect to such subject matter, including, without limitation, any letters of intent.

         10.10 Brokers. Tenant represents and warrants that it has had no dealings with any broker or agent in connection with this Lease other than Whittier Partners and shall indemnify and hold harmless Landlord from any claims for any brokerage commission as a result of the failure of this warranty. Landlord represents and warrants that it has had no dealings with any broker or agent other than Whittier Partners in connection with this Lease and shall indemnify and hold harmless Tenant from any claims for any brokerage commission as a result of the failure of this warranty. Landlord acknowledges that the fees of Whittier Partners are its exclusive obligation.

         10.11 Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

         10.12 Time of Essence. Time is of the essence of each provision of this Lease.

         10.13 Authorization. If either party is a corporation, that party shall deliver to the other party on execution of this Lease a certified copy of a resolution of its Board of Directors authorizing the execution of this Lease and naming the officers that are authorized to execute this Lease on behalf of the corporation.

         EXECUTED as a sealed instrument on the day and year first above written.

                                      TENANT:

                                      Massachusetts Institute of Technology

                               By:     /s/ Philip A. Trussell
                                      ---------------------------------------
                                      Name: Philip A. Trussell
                                      Title: Director of Real Estate
                                             Associate Treasurer

                                       /s/ Harry F. Stimpson, as Trustee
                                      ---------------------------------------
                                      Harry F. Stimpson, III, as Trustee u/w/o/
                                      Harry F. Stimpson, and not individually

                                    Exhibit A

A parcel of land with the buildings thereon in Cambridge, Middlesex County,
Massachusetts:

         That certain parcel of land known as and numbered 185-187 Albany Street, being Lot C on "Plan of Land in Cambridge, Mass. surveyed for Stimpson Investment Corp." dated October 22, 1947 by W.A. Mason & Son, Co., Surveyors, recorded with Middlesex South District Registry of Deeds as plan No. 1566 of 1947 at the end of Book 7206 and bounded:

         SOUTHEASTERLY              by said Albany Street by two courses
                                    one hundred and five and 29/100
                                    (105.29) feet; and five and 11/100
                                    (5.11) feet, respectively;

         SOUTHWESTERLY              by Lot B as shown on said plan by a line
                                    running through the middle of the common area shown on said plan, one hundred and five and 64/100 (105.64) feet;

         NORTHWESTERLY              by the same, seven and 02/100 (7.02) feet;

         SOUTHWESTERLY              by the same, by a line running through the
                                    middle of a 12" brick wall, which shall be and remain a common party wall, one hundred fifteen and 70/100 (115.70) feet;

         NORTHWESTERLY              by Purrington Street, by the southeasterly
                                    sideline thereof, one hundred ten and 24/100
                                    (110.24) feet; and

         NORTHEASTERLY              by land now or formerly of Edward S.
                                    Stimpson, et al Trustees two hundred
                                    twenty one and 28/100 (221.28) feet.

Containing according to said Plan 22,903 square feet.

         The above-described premises are subject to and have the benefit of the following rights and easements (in common with the Landlord and others):

         1. 25 foot wide right of way and platform rights on the northeasterly side of Lot C, as set forth in deed from Harry
                  F. Stimpson to Stimpson Investment Corporation dated January 12, 1925 recorded with said Deeds in Book 4806, Page 506.

         2. Lot A is subject to and with the benefit of the right to use, in common with the owners and occupants of Lot B, the common way forty-five (45) feet wide for all purposes for which private ways may be used in said Cambridge, as set forth in a deed from Stimpson Investment Corporation to Edward S. Stimpson, et al dated

                  October 4, 1948 recorded with said Deeds in Book 7370, Page
                  304.

         3. The right of Lot B to use the common area shown on said plan and the platform therein for the purpose of loading and unloading vehicles and for ingress and egress to and from Lot B and the right of Lot B to use for all purposes of ingress and egress the stairway situated in the building upon Lot C and adjacent to said common area leading from the second floor to the basement; all as set forth in said deed recorded in Book 7370, Page 304.

The subject premises are subject to the following:

         1. Deed of spur track rights on Purrington Street as set forth in a Deed from Harry F. Stimpson to Stimpson Terminal Company dated May 12, 1919 recorded with said Deeds in Book 4262, Page 482.

         2. Deed of spur track rights as set forth in a Deed from Stimpson Terminal Company to Stimpson Investment Corporation dated October 1, 1948 and recorded with said Deeds in Book 7344, Page 581.

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